Exhibit 99.1

FOR IMMEDIATE RELEASE

SINTX Technologies Submits FDA 510(k) for Silicon Nitride Foot & Ankle Medical Devices

Advanced Material Science Meets Surgical Precision in Groundbreaking New Platform in Reconstructive Foot & Ankle Surgery Market

SALT LAKE CITY, Utah – July 22, 2025 – SINTX Technologies, Inc. (NASDAQ: SINT) (“SINTX” or the “Company”), an advanced ceramics innovator specializing in silicon nitride (Si₃N₄) for medical applications, today announced the submission of a 510(k) premarket notification to the U.S. Food and Drug Administration (FDA) for its novel silicon nitride osteotomy wedges—marking the official entry into the foot and ankle reconstruction market. These next-generation implants blend cutting-edge biomaterials science with surgical precision and are designed to elevate standards in orthopedic procedures.

The devices are manufactured from SINTX’s proprietary medical-grade silicon nitride, a biomaterial with a proven clinical track record of over 50,000 spinal interbody fusion devices implanted since 2008. With this submission, SINTX is extending the success of Si₃N₄ beyond the spine and into the global foot and ankle fusion market, currently valued at approximately $750.5 million and which is expected to grow to $1.38 billion by 2032 according to industry research.

Clinical Advantages of Silicon Nitride

From a clinical standpoint, Si₃N₄ is uniquely positioned among biomaterials to solve several of the most pressing challenges in orthopedic reconstruction:

●	Pro-osteogenic: Unlike PEEK or titanium, Si₃N₄ has been shown to actively promote bone cell adhesion, proliferation, and differentiation. In vivo and in vitro studies have shown enhanced osseointegration and fusion potential due to the material’s inherent surface chemistry and nanotopography.
●	Antimicrobial Without Additives: Si₃N₄ has been shown to inhibit bacterial colonization and proliferation—including several antibiotic-resistant strains —through inherent surface chemistry without a supplemental coating. This is particularly critical in foot and ankle procedures where occurrences of hardware-related infections persist despite current best practices.
●	Radiographic Clarity: Si₃N₄ implants are intrinsically radiolucent with clearly visible boundaries on X-ray and CT scans. This facilitates precise intraoperative placement and clear post-operative evaluation of bone healing—unlike metal implants which obscure fusion assessment.

“We believe Si₃N₄ is the ideal orthopedic biomaterial for fusion procedures where infection risk, healing rate, and long-term stability are paramount,” said Eric Olson, CEO of SINTX Technologies.

Surgical Innovation: Proprietary Designs with Disposable Instrumentation

In parallel with biomaterial excellence, SINTX has engineered proprietary implant geometries and disposable instrumentation to elevate surgical outcomes:

●	Implant Geometry: The family of wedges were developed in collaboration with leading foot and ankle surgeons to optimize for biomechanical correction, surface area contact, and ease of insertion.
●	Disposable Instrument Set: At full launch we anticipate each implant system to be paired with a sterile, single-use instrument kit to enhance maximum surgical efficiency and sterility. This potentially leads to a reduction in intraoperative delays, elimination of reprocessing errors, and a decrease in OR turnover time—benefits that hospitals and ambulatory surgery centers alike will value.

“We’ve combined the novel clinical advantages of silicon nitride with intuitive implant designs and single-use instrumentation to deliver a truly differentiated solution,” said Lisa Marie Del Re, Chief Commercial Officer of SINTX Technologies. “This approach goes beyond innovation in material science. We’ve reimagined the surgical experience, striving to improve outcomes, enhance efficiency, and deliver stronger economic value across the care continuum.”

Strategic Launch and Financial Outlook

●	The FDA submission is backed by over a decade of clinical and preclinical data on SINTX’s Si₃N₄ biomaterial, including peer-reviewed publications, biocompatibility studies, and documented fusion success.
●	With compelling clinical advantages and meaningful input from high-volume reconstructive surgeons, the company anticipates strong early adoption of its foot and ankle portfolio. This launch represents a key growth catalyst for SINTX, with the potential to drive meaningful revenue through broader market penetration and increasing procedural demand across both hospital and ambulatory surgery center settings.

Delivering Value to All Stakeholders

●	For Patients: The design and material properties of our silicon nitride implants are intended to support successful bone fusion and to reduce infection risk; key considerations in recovery and long-term outcomes.
●	For Surgeons: Engineered for enhanced intraoperative visualization and ease of use, our system integrates advanced implant geometry with streamlined instrumentation to support surgical precision and procedural consistency.
●	For Providers and Stakeholders: The combination of sterile, single-use kits and differentiated biomaterial technology offers operational efficiencies and clinical distinction, positioning this platform for strong alignment with evolving value-based care models and increased procedural demand.

“This is not just another foot fusion product line—this is a platform,” added Olson. “A platform built on a proven material, rooted in over a decade of clinical experience, and refined with thoughtful surgical design. We believe SINTX is redefining what’s possible in orthopedic advancements.”

The implants will be manufactured at SINTX Technologies FDA audited and ISO certified manufacturing facility and distributed under the company name SiNAPTIC Surgical. SiNAPTIC was acquired by SINTX on July 1, 2025.

For more information, visit www.sintx.com or www.sinaptic.com

About SINTX Technologies, Inc.

Located in Salt Lake City, Utah, SINTX Technologies is an advanced ceramics company that develops and commercializes materials, components, and technologies for medical and agribiotech applications. SINTX is a global leader in the research, development, and manufacturing of silicon nitride, and its products have been implanted in humans since 2008. Over the past several years, SINTX has utilized strategic acquisitions and alliances to enter new markets. For more information on SINTX Technologies or its materials platform, visit www.sintx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) that are subject to a number of risks and uncertainties. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.

Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements in this press release include our anticipation that there will be strong early adoption of our foot and ankle portfolio, that the product launch will represent a key growth catalyst for SINTX, with the potential to drive meaningful revenue through broader market penetration and increasing procedural demand across both hospital and ambulatory surgery center settings. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, difficulty in commercializing ceramic technologies and development of new product opportunities. A discussion of other risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements can be found in SINTX’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the SEC on March 19, 2025, and in SINTX’s other filings with the SEC. SINTX undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report, except as required by law.

Business and Media Inquiries for SINTX:

SINTX Technologies, Inc.
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